Exhibit 107

Calculation of Filing Fees Table

Form S-3

(Form Type)

reAlpha Tech Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward (2)
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock underlying Warrants to purchase Common Stock	415(a)(6)	-	-	$30,000,000	0.0001476	$4,428	Form S-11	333-275604	November 21, 2023	$4,428
	Total Offering Amounts					$12,000,000	0.0001531	$1,837.20
	Total Fees Previously Paid							$4,428
	Total Fee Offsets							-
	Net Fee Due							$0

(1)	This registration statement is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), and includes the shares of the registrant’s common stock issuable upon the exercise of outstanding common warrants, dated as of November 24, 2023 (the “Warrants”). The registrant previously registered an indeterminate number of shares of common stock issuable upon exercise of the Warrants having a maximum aggregate offering price of $30,000,000 pursuant to a registration statement on Form S-11 (File No. 333-275604), declared effective on November 21, 2023 (as amended and declared effective by the Securities and Exchange Commission, the “Prior Registration Statement”), all of which was not sold thereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also includes an indeterminate number of shares which may be issued by the Company with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation, anti-dilution adjustment or otherwise.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act and in accordance with Rule 457(p) under the Securities Act, the filing fee of $4,428 paid by the registrant, based on the fee rate then in effect, in the Prior Registration Statement in connection with the registration of the shares of common stock issuable upon exercise of the Warrants that were not sold will continue to be applied to such unsold securities and no new securities are being registered hereunder. Accordingly, no registration fee is due. The Prior Registration Statement will be deemed terminated as of the date of effectiveness of this replacement registration statement.